SECOND AMENDMENT TO SALES CONTRACT

THIS SECOND AMENDMENT TO SALES CONTRACT (this “Amendment”) is made as of November 19, 2015 (the “Amendment Effective Date”), by and between ACRE REALTY LP, a Georgia limited partnership (“Seller”), and MAPLE MULTI-FAMILY LAND SE, L.P., a Delaware limited partnership (“Purchaser”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Sales Contract dated August 14, 2015 by and between Seller and Purchaser, as amended by that certain First Amendment to Sales Contract dated October 9, 2015 between Seller and Purchaser (as amended, the “Sales Contract”), Seller has agreed to sell and Purchaser as agreed to buy that certain property (the “Property”) located in Sandy Springs, Fulton County, Georgia, containing approximately 9.696 acres fronting on Peachtree Dunwoody Road and being more particularly described in the Sales Contract;

WHEREAS, Purchaser and Seller desire to amend the Sales Contract only as herein specifically set forth;

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller and by Seller to Purchaser upon the execution of this Amendment, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.      Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Sales Contract.

2.      The Closing Date is hereby extended from December 7, 2015 to December 17, 2015 conditioned upon Purchaser depositing with the Escrow Agent on or before December 7, 2015 an additional earnest money deposit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), which upon receipt by the Escrow Agent shall be included within the definition of and shall be a part of the “Deposit”. In the event that the additional $150,000.00 Deposit is not paid by Purchaser to the Escrow Agent and proof thereof is not provided by Escrow Agent to Seller on or before December 7, 2015, Purchaser acknowledges that Purchaser shall be in default of the Sales Contract and, provided Seller is not then in default of the Sales Contract (for any reason other than a failure to tender the Limited Warranty Deed and any other Closing documents required under the Sales Contract) and the Sales Contract has not otherwise been terminated for any reason expressly provided for in the Sales Contract other than a default by Purchaser, then the $500,000.00 Deposit being held by the Escrow Agent on the Amendment Effective Date shall promptly be paid to Seller (without the need for any further action on the part of Seller) and Purchaser directs Escrow Agent to release same to Seller (and in such event Purchaser hereby waives all right, title, interest and/or claims (whether by contract, at law or in equity) of any kind or nature in and to said $500,000.00 Deposit) and thereafter the Sales Contract shall be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations thereunder except for those matters that expressly survive termination of the Sales Contract.

3.      Except as specifically amended herein, all other terms and conditions of the Sales Contract shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Sales Contract and the terms of this Amendment, the terms of this Amendment shall control.

4.      This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart.

5.      This Amendment may be transmitted between the parties by e-mail in pdf. The parties intend that the e-mailed pdf signatures constitute original signatures.

6.      This Amendment shall inure to the benefit and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, and shall be governed by Georgia law. Time is of the essence as to all dates and timeframes set forth in this Amendment and the Sales Contract.

[Remainder of page left blank]

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed by persons duly authorized hereunto as of the day and year first above written.

PURCHASER:

MAPLE MULTI-FAMILY LAND SE, L.P., a Delaware limited partnership

By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

	By:	/s/ Leonard Wood, Jr.
Leonard Wood, Jr., Vice President

SELLER:

ACRE Realty LP, A Georgia limited partnership

By:	ACRE Realty Investors, Inc., a Georgia corporation, its sole general partner

	By:	/s/ Robert Gellert
Robert Gellert, Executive Vice
President

ESCROW AGENT:

FIDELITY NATIONAL TITLE GROUP

By:	/s/ Shane Rogers
	Name:	Shane Rogers
	Title:	AVP